Results of Meeting of Shareholders

AXP EXTRA INCOME FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1

To elect the thirteen nominees specified below as Board members*.

                       Shares Voted "For"   Shares Withholding Authority to Vote
Arne H. Carlson         626,142,406.435                23,254,092.423
Philip J. Carroll, Jr.  628,109,031.991                21,287,466.867
Livio D. DeSimone       627,847,490.733                21,549,008.125
Barbara H. Fraser       628,082,610.599                21,313,888.259
Ira D. Hall             627,744,405.905                21,652,092.953
Heinz F. Hutter         627,429,174.340                21,967,324.518
Anne P. Jones           627,542,664.035                21,853,834.823
Stephen R. Lewis, Jr.   628,824,948.565                20,571,550.293
Alan G. Quasha          628,218,748.553                21,177,750.305
Stephen W. Roszell      628,744,507.463                20,651,991.395
Alan K. Simpson         625,987,224.680                23,409,274.178
Alison Taunton-Rigby    628,361,887.747                21,034,611.111
William F. Truscott     628,780,072.245                20,616,426.613

Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

  Shares Voted "For"   Shares Voted "Against"   Abstentions     Broker Non-Votes
   527,494,939.654         52,848,116.487      19,225,123.717    49,828,319.000

2(b). To change the name of the corporation.

  Shares Voted "For"   Shares Voted "Against"   Abstentions     Broker Non-Votes
   581,515,467.769         45,210,119.096      22,670,911.993        0.000

* Denotes Registrant-wide proposals and voting results.

Results of Meeting of Shareholders

AXP FEDERAL INCOME FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1

To elect the thirteen nominees specified below as Board members*.

                        Shares Voted "For"  Shares Withholding Authority to Vote
Arne H. Carlson          488,839,211.156                18,339,032.045
Philip J. Carroll, Jr.   489,444,682.943                17,733,560.258
Livio D. DeSimone        489,311,342.916                17,866,900.285
Barbara H. Fraser        489,573,322.023                17,604,921.178
Ira D. Hall              489,664,617.603                17,513,625.598
Heinz F. Hutter          489,113,478.151                18,064,765.050
Anne P. Jones            489,064,701.887                18,113,541.314
Stephen R. Lewis, Jr.    490,515,392.934                16,662,850.267
Alan G. Quasha           490,015,388.746                17,162,854.455
Stephen W. Roszell       490,120,393.802                17,057,849.399
Alan K. Simpson          488,116,122.686                19,062,120.515
Alison Taunton-Rigby     489,767,870.570                17,410,372.631
William F. Truscott      490,015,475.979                17,162,767.222

Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

 Shares Voted "For"   Shares Voted "Against"   Abstentions Broker    Non-Votes
  396,150,335.230        40,858,504.609         18,123,444.362    52,045,959.000

2(b). To change the name of the corporation.

 Shares Voted "For"   Shares Voted "Against"   Abstentions Broker    Non-Votes
  451,867,760.860        35,805,074.223         19,505,408.118        0.000

* Denotes Registrant-wide proposals and voting results.

Results of Meeting of Shareholders

AXP SELECTIVE FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1

To elect the thirteen nominees specified below as Board members*.

                        Shares Voted "For"  Shares Withholding Authority to Vote
Arne H. Carlson          116,223,559.472                3,951,170.540
Philip J. Carroll, Jr.   116,627,457.461                3,547,272.551
Livio D. DeSimone        116,564,522.263                3,610,207.749
Barbara H. Fraser        116,607,977.812                3,566,752.200
Ira D. Hall              116,612,355.115                3,562,374.897
Heinz F. Hutter          116,608,806.600                3,565,923.412
Anne P. Jones            116,583,232.199                3,591,497.813
Stephen R. Lewis, Jr.    116,712,343.408                3,462,386.604
Alan G. Quasha           116,744,752.802                3,429,977.210
Stephen W. Roszell       116,694,300.405                3,480,429.607
Alan K. Simpson          116,252,475.884                3,922,254.128
Alison Taunton-Rigby     116,626,776.114                3,547,953.898
William F. Truscott      116,732,404.014                3,442,325.998

Proposal 2
To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

Shares Voted "For"   Shares Voted "Against"   Abstentions     Broker Non-Votes
97,797,787.666           8,903,759.632       3,923,369.714      9,549,813.000

2(b). To change the name of the corporation.

Shares Voted "For"   Shares Voted "Against"   Abstentions     Broker Non-Votes
107,654,012.942          8,269,622.154       4,251,094.916          0.000

* Denotes Registrant-wide proposals and voting results.